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                                                                 Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-05987; No. 333-59941; No. 033-62887, No.
333-69306 and No. 333-123232) of Michael Baker Corporation of our report dated March 15, 2005, except for Note 2, as to which the date is August 15, 2006, relating to the consolidated financial statements and financial statement schedule of Michael Baker Corporation, which appears in Michael Baker Corporation's Annual Report on Form 10-K for the year ended December 31, 2005.


/s/ PricewaterhouseCoopers LLP
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Pittsburgh, Pennsylvania
September 25, 2006